Effective date Nov. 12, 1987 [stamp]	ARTICLES OF INCORPORATION OF INDEPENDENT BANCSHARES, INC.	FILED 1987 NOV 13 AM 8:57 SECRETARY OF STATE TALLAHASSEE, FLORIDA [stamp]

       I, the undersigned natural person acting as an incorporator of a corporation (hereinafter called the "Corporation") under the Florida General Corporation Act, do hereby adopt the following Articles of Incorporation for the Corporation:

ARTICLE ONE: NAME

       The name of the Corporation is Independent BancShares, Inc.

ARTICLE TWO: DURATION

       The Corporation's period of duration is perpetual. Corporate existence shall commence on the date these Articles of Incorporation are executed and acknowledged, except that if they are not filed by the Department of State of Florida within five days, exclusive of legal holidays, after they are executed and acknowledged, corporate existence shall commence upon filing by the Department of State.

ARTICLE THREE: PURPOSE

       The purpose or purposes for which the Corporation is organized are:

    To act as a bank holding company;

    To transact any and all lawful business for which corporations may be incorporated under the Florida General Corporation Act;

    To do each and every thing necessary, suitable, or proper for the accomplishment of any of the purposes or for the attainment of any one or more of the objects herein enumerated or which at any time appear conducive to or expedient for the protection or benefit of the Corporation.

       The foregoing clauses shall be construed as powers as well as objects and purposes, and the matter expressed in each clause shall, unless herein otherwise expressly provided, be in nowise limited by reference to or inference from the terms of any other clause, but shall be regarded as independent objects, purposes and powers, and shall not be construed to limit or restrict in any manner the meaning of the general terms or the general powers of the Corporation.

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ARTICLE FOUR: STOCK

       The Corporation is authorized to issue one class of shares to be designated "common." The total number of shares which the Corporation is authorized to issue is 1,000,000 shares and the par value of each such share is $2.00.

ARTICLE FIVE: PREEMPTIVE RIGHTS DENIED

       No holder of any shares of stock (whether now or hereafter authorized) of the Corporation shall, as such holders, have any preemptive or preferential right to receive, purchase, or subscribe for (i) any unissued or treasury shares of any class ofstock (whether now or hereafter authorized) of the Corporation; (ii) any obligations, evidences of indebtedness, or other securities of the Corporation convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase, or subscribe for, any such unissued or treasury shares; (iii) any right of subscription for or to receive, or any warrant or option for the purchase of, any of the foregoing securities; or (iv) any other securities that may be issued or sold by the Corporation, other than such right or rights (if any) as the Board of Directors of the Corporation, in its sole and absolute discretion, may determine at any time or from time to time.

ARTICLE SIX: CUMULATIVE VOTING

       Cumulative voting for the election of directors is prohibited.

ARTICLE SEVEN: VOTING

       Except where otherwise provided in these Articles of Incorporation or the bylaws of the Corporation, the holders of the common shares shall have the exclusive voting rights and powers, including the exclusive right to notice of shareholders' meetings.

ARTICLE EIGHT: ADOPTION OF BYLAWS

       The Board of Directors of the Corporation shall adopt the initial bylaws of the Corporation and may thereafter alter, amend, or repeal the bylaws of the Corporation or may adopt new bylaws, subject to the shareholders' concurrent right to alter, amend, or repeal the bylaws or to adopt new bylaws. The shareholders may provide that any or all bylaws altered, amended, repealed, or adopted by the shareholders shall not be altered, amended, reenacted, or repealed by the Board of Directors of the Corporation.

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ARTICLE NINE: INTERESTED PARTIES

       A contract or transaction between the Corporation and any other Person (as used herein the term "Person" means an individual, firm, trust, partnership, joint venture, association, corporation, political subdivision or instrumentality, or other entity) shall not be affected or invalidated by the fact that (a) any director, officer, or security holder of the Corporation is also a party to, or has a direct or indirect interest in, such contract or transaction; or (b) any director, officer, or security holder of the Corporation is in any way connected with such other Person or with any of its officers or directors.

       Every person who may become a director of the Corporation is hereby relieved from any liability that might otherwise exist from contracting with the Corporation for the benefit of himself or of any Person in which he has any interest, whether or not the interested director's presence at a meeting or his vote or votes were necessary to obligate the Corporation in such transaction, if such interest shall have been disclosed to, or known to, the Corporation's directors or shareholders who shall have approved such transaction.

ARTICLE TEN: INDEMNIFICATION

       The Corporation shall indemnify directors, officers, employees, and agents of the Corporation and may purchase and may maintain liability insurance for such persons as, and to the extent, permitted by the Florida General Corporation Act.

ARTICLE ELEVEN: REPURCHASE OF STOCK

       The Corporation is authorized to purchase, directly or indirectly, its own shares to the extent of the unreserved and unrestricted surplus available therefor, without submitting such purchase to a vote of the shareholders of the Corporation.

ARTICLE TWELVE: AUTHORITY TO BORROW

       The Board of Directors is expressly authorized, without the consent of the shareholders, except so far as such consent is herein or by law provided, to issue and sell or otherwise dispose of, for any purpose, the Corporation's bonds, notes, debentures, or other securities or obligations, upon such terms and for such consideration as the Board of Directors shall deem advisable and to authorize and cause to be executed mortgages, pledges, charges, and liens upon all or part of the real and personal property rights, interests, and franchises of the Corporation, including contract rights, whether at the time owned or thereafter acquired.

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ARTICLE THIRTEEN: INITIAL OFFICE AND AGENT

       The address of the initial registered office of the Corporation is 1515 East Silver Springs Boulevard, Suite 135 West, Ocala, Florida 32670, and the name of its initial registered agent at such address is H. Douglas Davis.

ARTICLE FOURTEEN: INITIAL DIRECTORS

       The number of directors constituting the initial Board of Directors of the Corporation is eight and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders, or until their respective successors are elected and qualified, are:

NAME	ADDRESS
H. Douglas Davis	1020 S.E. 5th Street Ocala, Florida 32671
Billy G. Gadd	1147 S.E. 14th Street Ocala, Florida 32671
Claude R. Grubbs	4110 S.E. 5th Street Ocala, Florida 32671
George W. McQuaig	3318 S.E. 3rd Street Ocala, Florida 32671
John L. Peterson	6631 N.W. 73rd place Ocala, Florida 32675
Lanford T. Slaughter	1963 N.E. 7th Street Ocala, Florida 32671
J. Lamar Tuten	1808 S.E. 7th Street Ocala, Florida 32671
Michael J. Webb	2415 S. E. 13th Street Ocala, Florida 32671

ARTICLE FIFTEEN: COMPENSATION

       The Board of Directors is hereby specifically authorized to make provision for reasonable compensation to its members for their services as directors, and to fix the basis and conditions upon which such compensation shall be paid. Any director of the Corporation may also serve the Corporation in any other capacity and receive compensation therefor in any form.

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ARTICLE SIXTEEN: INCORPORATOR

       The name and address of the incorporator is:

NAME	ADDRESS
H. Douglas Davis	1515 East Silver Springs Blvd. Suite 135 Ocala, Florida 32671

       IN WITNESS WHEREOF, I have executed this document as of the 12th day of November, 1987.

/S/ H. Douglas Davis H. Douglas Davis

STATE OF FLORIDA

COUNTY MARION

       I, Jane E. Timmerman, a Notary Public, hereby certify that on this 12th day of November, 1987, personally appeared before me H. Douglas Davis, who, being first duly sworn by me, declared that he is the person who signed the foregoing document as incorporator and that the statements contained therein are true.

/S/ Jane E. Timmerman Notary Public in and for the State of Florida My Commission Expires: 4/16/89

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ARTICLES OF AMENDMENT INDEPENDENT BANCSHARES, INC.	FILED 01 SEP 21 PM 3:50 SECRETARY OF STATE TALLAHASSEE, FLORIDA [stamp]

       INDEPENDENT BANCSHARES, INC. submits these Articles of Amendment pursuant to Florida Statute 607.187, amending the Articles filed by the Corporation on November 13, 1987, as follows.

       ARTICLE FOUR--STOCK: The corporation is authorized to issue one class of shares to be designated "common." The total number of shares which the Corporation is authorized to issue is 2,000,000 shares, and the par value of each such share is $2.00.

       The foregoing amendment was adopted by the Directors in accordance with F.S. 607.1003, and shareholders of the Corporation at a meeting held on April 18, 2001, for which notice of the change to be made was given, and at which the number of votes cast for the amendment by the shareholders was sufficient for approval.

       IN WITNESS WHEREOF, the undersigned officers and Directors of the Corporation have executed these Articles of Amendment this 13th day of September, 2001.

/S/ John R. Hunt JOHN R. HUNT, Secretary	/S/ Billy G. Gadd BILLY G. GADD, Chairman
/S/ Robert A. Ellinor ROBERT A. ELLINOR, President

(Seal)

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STATE OF FLORIDA

COUNTY OF MARION

       I HEREBY CERTIFY that on this day before me personally appeared Billy G. Gadd, Robert A. Ellinor, and John R. Hunt, to me known to be the individuals described in and who executed the foregoing Articles of Amendment for the above-named Corporation, and they acknowledged before me that they executed the same for the purposes expressed therein, and did not take an oath. WITNESS my hand and official seal at Ocala, Florida this 13 day of September, 2001.

/S/ L. Dianne Finch
Notary Public

Seal	L. Dianne Finch Notary Public, State of Florida Commission NO. GC831322 My Commission Expires 8/7/2003
Personally Known _X_ or Produced Identification __ Type of Identification Produced ____________________